Exhibit 99.1

OLD SECOND BANCORP, INC. AND FIRST MERCHANTS CORPORATION ANNOUNCE TRANSACTION INVOLVING CHICAGOLAND BRANCH OPERATIONS

Old Second National Bank Acquires 5 Illinois Branches from First Merchants Bank

Proposed Acquisition to Add $304 Million in Deposits and $12 million in loans

CHICAGO, IL--(August 27, 2024)—Old Second Bancorp, Inc. (“Old Second Bancorp”) (NASDAQ: OSBC), the parent company of Old Second National Bank (“Old Second”), and First Merchants Corporation (“First Merchants Corp.”) (NASDAQ: FRME), the parent company of First Merchants Bank (“First Merchants”), jointly announced today that Old Second and First Merchants have entered into a Purchase and Assumption Agreement where Old Second will purchase 5 Illinois branch locations in the Southeast Chicago MSA as well as certain branch related loans and deposits from First Merchants.

The acquisition enhances Old Second’s position as one of the largest banks headquartered in the Chicagoland area, and adds meaningfully to its existing branch network and in the Southeast Chicago market, allowing for improved scale and penetration. The sale by First Merchants completes its branch exit from suburban Chicago markets.

Old Second anticipates assuming approximately $304 million in deposits and purchasing approximately $12 million in branch-related loans from this acquisition. Old Second will pay a deposit premium of 7.5%, or approximately $23 million, in estimated cash consideration to First Merchants. The branches to be acquired by Old Second will operate as First Merchants branches until closing and will be re-branded as Old Second branches immediately upon closing of the transaction. Pending regulatory approval, the closing is expected to occur near year-end 2024.

Keefe, Bruyette & Woods, Inc. served as financial advisor, and Nelson Mullins Riley & Scarborough LLP served as legal advisor to Old Second Bancorp. Stephens Inc. served as financial advisor, and Dentons Bingham Greenebaum LLP served as legal advisor to First Merchants Corp.

ABOUT OLD SECOND BANCORP

Old Second Bancorp, Inc., headquartered in Aurora, Illinois, is the bank holding company for Old Second National Bank, which celebrated 150 years of operation in 2021. Old Second's common stock trades on The NASDAQ Stock Market under the symbol "OSBC". More information about Old Second is available by visiting the "Investor Relations" section of its website www.oldsecond.com.

Old Second National Bank, Member FDIC, provides full service banking which includes customary consumer and commercial products and services that banks provide including demand, NOW, money market, savings, time deposit, individual retirement and Health Savings Accounts; commercial, industrial, consumer and real estate lending, including installment loans, agricultural loans, lines of credit and overdraft checking; safe deposit operations; trust services; wealth management services, and an extensive variety of additional services tailored to the needs of individual customers. The Bank also offers a full complement of electronic banking services including web and mobile banking and corporate cash management. As of June 30, 2024, Old Second has approximately $5.7 billion in assets, $4.5 billion in deposits and $4.0 billion in loans.

ABOUT FIRST MERCHANTS CORPORATION

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol “FRME.” Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our expectations with respect to the proposed transaction. Forward-looking statements are based on our current beliefs, expectations and assumptions and on information currently available and, can be identified by the use of words such as “expects,” “intends,” “believes,” “may,” “will,” “would,” “could,” “should,” “plan,” “anticipate,” “estimate,” “possible,” “likely” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others: (i) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of the branch locations with Old Second will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on employee relationships, customer relationships and operating results; and (iv) the satisfaction of closing conditions, including, but not limited to, the receipt of requisite regulatory approvals. For a discussion of additional factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in Old Second Bancorp’s Form 10-K for the year ended December 31, 2023, its Forms 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and other reports that are filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and, except as required by law, Old Second Bancorp does not assume any duty to update forward-looking statements.

OLD SECOND NATIONAL BANK CONTACT: FIRST MERCHANTS BANK CONTACT:

Bradley S. AdamsNicole Weaver

Executive Vice President, Chief Operating Officer andFirst Vice President and

Chief Financial OfficerDirector of Corporate Administration

(630) 906-5484(765) 521-7619

badams@oldsecond.comnweaver@firstmerchants.com

www.oldsecond.comwww.firstmerchants.com